Exhibit 99.1

Peraso Confirms Receipt of Unsolicited, Non-Binding Acquisition Proposal from Mobix Labs, Inc.

SAN JOSE, Calif., June 27, 2025 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a pioneer in mmWave wireless technology solutions, today confirmed that it has received an unsolicited, non-binding proposal from Mobix Labs, Inc. (“Mobix”) to acquire all of the Company’s issued and outstanding equity securities in exchange for newly issued shares of Mobix common stock, with a fixed exchange ratio based on the average daily closing price of the Company’s common stock over the 30 calendar days ending on June 11, 2025, plus a 20% premium, or approximately $1.20 per share.

Peraso believes that certain financial information and characterizations of the Company included in Mobix’s press release dated June 26, 2025 are potentially inaccurate.

For example, the Company reported net revenue of approximately $3.8 million for the three months ended March 31, 2025, and approximately $14.2 million for the fiscal year ended December 31, 2024.

Investors are urged to read the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024, and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025. These filings contain audited and reviewed financial statements and remain the authoritative source of information regarding the Company’s financial position and results of operations.

In addition, the Company is currently in compliance with all applicable continued listing requirements of the Nasdaq Stock Market. Mobix’s press release incorrectly states that, based on the Company’s recent SEC filings, the Company must raise its market value to at least $35 million by November 2025 to maintain its Nasdaq listing. The Company satisfies the continued listing standards through compliance with the stockholders’ equity alternative under Nasdaq Listing Rule 5550(b)(1), which requires maintaining stockholders’ equity of at least $2.5 million. The Company is permitted to rely on this standard as an alternative to the $35 million market value of listed securities requirement cited by Mobix.

Peraso’s Board of Directors is evaluating the Company’s options to enhance stockholder value. The Company’s Board of Directors and management team are committed to acting in the best interests of all stockholders. Consistent with its fiduciary duties and in consultation with the Company’s financial and legal advisors, the Board of Directors will carefully review Mobix’s proposal to determine the course of action that it believes is in the best interest of the Company and its stockholders. The Company does not intend to make further comments regarding potential transactions or provide any public updates regarding proposed or potential transactions, unless required by applicable law or a regulatory body. There can be no assurance that any transaction will be completed at this price or at any other price with such third party or any other third party.

No action is required by Peraso stockholders at this time.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz unlicensed and 5G mmWave wireless technology, offering chipsets, modules, software, and IP. Peraso supports a variety of applications, including fixed wireless access, military, immersive video, and factory automation. For additional information, please visit www.perasoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward-looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "strategy," "goal," or "planned," "seeks," "may," "might", "will," "expects," "intends," "believes," "could," "should," and similar expressions, or the negative versions thereof, and which also may be identified by their context. There can be no assurance that the Company will enter into negotiations with Mobix or a third party for the sale of the Company, the non-binding proposal or a third-party proposal will result in a formal offer or that any such offer will ultimately result in a completed transaction.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to: risks related to the Company’s business as a result of the time necessary to review and explore the proposal from Mobix and potentially other proposals, including the potential loss of customers, loss of revenue and other negative impacts from the time management must devote to these discussions; risks related to the loss of personnel; general acquisition-related risks, including costs and cash expenditures associated with exploring and executing a potential transaction; the Company’s continued compliance with the continued listing requirements and standards of the Nasdaq Stock Market; timing, receipt and fulfillment of customer orders associated with the Company’s mmWave products and solutions; anticipated use of mmWave by customers and intended users of the Company’s products; the availability and performance of Peraso's products and solutions; the successful integration of Peraso's products and technology with customer and third-party semiconductor, antenna and system solutions; reliance on manufacturing partners to assist successfully with the fabrication of the Company’s ICs and antenna modules; availability of quantities of ICs supplied by manufacturing partners at a competitive cost; level of intellectual property protection provided by the Company’s patents; vigor and growth of markets served by the Company’s customers and its operations; and other risks included in the Company’s SEC filings. Peraso undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Peraso and the Peraso logo are registered trademarks of Peraso Inc. in the U.S. and/or other countries.

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Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com